U.S. PAWN, INC.
                                1995 DIRECTORS'
                               STOCK: OPTION PLAN

                      Article I. Establishment and Purpose
                      ------------------------------------

     1.1 Establishment. U.S. Pawn. Inc., a Colorado corporation (the "Company"), hereby establishes a stock option plan for its Directors as described herein, which shall be known as the 1995 Directors' Stock Option Plan (the "Plan"). It is intended that certain of the options issued pursuant to the Plan may constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code, and that other options issued pursuant to the Plan shall constitute nonstatutory options. The Board shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with recipients accordingly.

     1.2 Purpose. The purpose of this Plan is to enhance stockholder investment by attracting, retaining and motivating Directors of the Company and to encourage stock ownership by such Directors by providing a means to acquire a proprietary interest in the Company's success.

                            Article II. Definitions
                            -----------------------

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise. and when said meaning is intended, the term shall be capitalized.

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Committee provided for by Article IV hereof, which may be created at the discretion of the Board.

     (d) "Company" means U.S. Pawn, Inc. a Colorado Corporation.

     (e) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an option pursuant to Section 8.1 of this Plan. Such notice shall indicated the number of shares of Stock the Optionee intends to exercise.

     (f) "Director" shall mean a member of the Board of Directors of the Company.

     (g) "Employee" means any person, including an officer or director of the Company who is employed by the Company.

     (h) "Fair Market Value" means the fair market value of Stock upon which an option is granted under this Plan.

     (i) "Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an incentive stock option within the meaning of
     Section 422A of the Code.

95dirp1 1.  doc

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     (j)  "Management" or "Management  Employee"  means an executive  officer as that term is defined under the rules and regulations promulgated under the Securities Act of 1933, as amended.

     (k) "Nonstatutory Option" means an Option granted under this Plan which is not intended to quality as an incentive stock option within the meaning of
     Section 422A of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of Section 422A of the Code applicable to incentive stock options.

     (1) "Option" means the right granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be either an Incentive Stock Option or a Nonstatutory Option.

     (m) "Optionee" means a Director holding an Option under the Plan.

     (n) "Significant Shareholder" means an individual who, within the meaning of Section 422A(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a shareholder, partnerships in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 425(d) of the Code.

     (o) "Stock" means the no par value common stock of the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                   Article III. Eligibility and Participation
                   ------------------------------------------

     3.1   Eligibility  and   Participation.   All  Directors  are  eligible  to
participate in this Plan and receive Incentive Stock Options and/or Nonstatutory Options hereunder.

                           Article IV. Administration
                           --------------------------

     4.1 Administration. The Board shall be responsible for administering the Plan.

     The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all determinations necessary~ or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

     At the discretion of the Board, this Plan may be administered by a Committee which shall be an executive committee of the Board, consisting of not less than three (3) members of the Board. The members of such Committee may be directors who are eligible to receive Options under this Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons. including, without limitation. the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under this Plan, and, by resolution or resolutions providing for the creation and issuance of any such Option, to fix the terms upon which. the time or times at or within which, and the price or prices at which any such shares may be purchased from the Company upon the exercise of such Option, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, and shall be consistent with the provisions of the Plan.

     The Board may from time to time remove members from or add members to the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds (2/3) of the members of the Committee.

     Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.

     The Board shall have all of the enumerated powers of the Committee but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     4.2 Special Provisions for Grants to Officers or Directors. Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Act") provides that the grant of a stock option to a director or officer of a company subject to the Act will be exempt from the provisions of Section 16(b) of the Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Board, grants of Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of said rule.

                      Article V. Stock Subject to the Plan
                      ------------------------------------

     5.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 90,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section 5.33. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

     5.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

     5.3  Adjustment  in  Capitalization.  In the  event  of any  change  in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in Section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any


                                       3

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Option  (including any Option  outstanding  after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                        Article VI. Duration of the Plan
                        --------------------------------

     6.1 Duration of the Plan. The Plan shall be in effect for ten years from the date of its approval by the Company's shareholders. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period, if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

                      Article VII. Terms of Stock Options
                      -----------------------------------

     7.1 Grant of Options. Subject to Section 5.1, Options may be granted to Directors at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Directors, their present and potential contributions to the Company, the financial results of the Company and such other factors as the Board in its discretion shall deem relevant. The Board also shall determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

     In the case of Incentive Stock Options the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporations and any Subsidiary Corporations of the Company) shall not exceed $1OO,000. (Hereinafter, this requirement is sometimes referred to as the "$100,000 Limitation.")

     Nothing in this Article VII of the Plan shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established by the preceding paragraph where such excess amount is treated as a Nonstatutory Option.

     The Board is expressly given the authority to issue amended or replacement Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is e.exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

     7.2 No Tandem Options. Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulation under Section 422A of the Code.

     7.3 Option Agreement: Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an Option Agreement (the "Option Agreement") that includes the nontransferability provisions required by Section 10.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the

                                       4

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Option applies;  any vesting or exercisability  restrictions which the Board may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of the grant of the Option.

     If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

     (a) Term. The duration of the Option shall be ten (10) years from the date of grant.

     (b) Exercise of Option. Unless an Option is terminated as provided hereunder, an Optionee may exercise his Option for up to, but not in excess of, the amounts of shares subject to the Option Agreement.

     All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

     7.4 Option Price. No Incentive Stock Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Shareholders shall have an Option price or not less than 110 percent of the Fair Market Value of Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Board and shall not be less than 100 percent of the Fair Market Value of Stock on the date of grant.

     7.5 Terms of Options. Each Option shall expire at such time as the Board shall determine when it is granted, provided, however, that no Option shall be exercisable later than ten years from the date of its grant.

     7.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

     7.7 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) if acceptable to the Board. in Stock or in some other form; provided, however, in the case of an Incentive Stock Option, that said other form of payment does not prevent the Option from qualifying for treatment as an "incentive stock option" within the meaning of the Code.

                   Article VIII. Written Notice. Issuance of
                   Stock Certificates. Stockholder Privileges
                   ------------------------------------------

     8.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

     8.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

     8.3 Privileges of a Stockholder An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

               Article IX. Termination of Employment or Services
               -------------------------------------------------

     Except as otherwise expressly specified by the Board for Nonstatutory Options all Options granted under this Plan shall expire six months from the date of termination of participation on the Board by a Director.

                         Article X. Rights of Optionees
                         ------------------------------

     10.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company or its shareholders to remove any Director pursuant to C.R.S. Section 7-108-108 and/or C.R.S. Section 7-108-109.

     10. Nontransferability. Except as otherwise specified by the Board for Nonstatutory Options, Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

                      Article XI. Amendment. Modification
                          and Termination of the Plan
                          ---------------------------

     11.1 Amendment Modification and Termination of the Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders. may-

     (a) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in Article V;

     (b) change the class of individuals eligible to receive Options;

No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                Article XII. Acquisition. Merger and Liquidation
                ------------------------------------------------

     12.1 Acquisition. In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread) equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder; and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

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     Where the Company does nor exercise irs option under this Section l2.l. the remaining provisions of this Article XII shall apply, to the extent applicable.

     12.2 Merger or Consolidation. Subject to any required action by the stockholders. if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

     12.3 Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option~) to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code Section 425(a).

                   Article XIII. Securities and Registration
                   -----------------------------------------

     13.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

     Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                          Article XIV. Tax Withholding
                          ----------------------------

     14.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.

                          Article XV. Indemnification
                          ---------------------------

     15.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by


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the Company against and from any loss, cost,  liability,  or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter or law, or otherwise, or any power that the Company or any Subsidiary Corporation may have to indemnify them or hold them harmless.

                        Article XVI. Requirements of Law
                        --------------------------------

     16.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     16.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Colorado.

                      Article XVII. Effective Date of Plan
                      ------------------------------------

     17.1 Effective Date. The Plan shall be effective as of July 21, 1995, the date of the Plan's adoption by the Board of the Company, subject to approval by the Company's stockholders.

                      Article XVIII. Compliance with Code
                      -----------------------------------

     18. 1 Compliance with Code. Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code section 422A. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with incentive stock Options granted under this Plan being treated as incentive stock options under the Code.

                 Article XIX. No Obligation to Exercise Option
                 ---------------------------------------------

     19.1 No Obligation to Exercise. The granting of any Option shall impose no obligation upon the holder thereof to exercise such Option.

     Dated at Westminster, Colorado July 21, 1995.




                                    U.S.  PAWN, INC.



                                    By: /s/  Melvin Wedgle, President
                                        ----------------------------------------
                                       Melvin Wedgle